SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK: PART 56

-------------------------------------- X

LEONARDO L.P. and
SILVER OAK CAPITAL L.L.C.,

Index No. 600990/09

Plaintiffs,

- against -

CARDIOVASCULAR BIOTHERAPEUTICS, INC.
and DANIEL C. MONTANO,

Defendants.

-------------------------------------- X

FILED
Nov 27 2009
NEW YORK
COUNTY CLERK'S OFFICE

RICHARD B. LOWE III, J.:

Plaintiffs Leonardo L.P. (Leonardo) and Silver Oak Capital L.L.C. (Silver Oak) move, pursuant to CPLR 3213, for summary judgment in lieu of complaint in the amount of $1,433,660.92, plus additional amounts and interest, and costs and expenses, including attorney's fees, incurred in enforcing the Note and Guaranty.

Background

The amount plead is allegedly due plaintiffs under a promissory note executed by defendant CardioVascular BioTherapeutics, Inc. (CVBT) on March 20, 2006 (Note) in favor of Leonardo, and on the absolute and unconditional payment guaranty executed by defendant Daniel C. Montano (Montano) on March 20, 2006 (Guaranty) for Leonardo's benefit in favor of Silver Oak, as successor collateral agent for Leonardo.

Defendants CVBT and Montano cross-moved for an order extending their time to answer and respond to plaintiffs' motion for 30 days from the motion's return date. The cross motion was granted during oral argument held on June 16, 2009 and additional time was given.

In support of the instant motion, plaintiff alleges as follows[1]: Leonardo (and others) invested an aggregate principal amount of $20 million in CVBT pursuant to the secured convertible Note, which gave Leonardo the option to convert unpaid principal and interest on the Note into shares of CVBT common stock. On March 20, 2006, Montano executed the Guaranty in favor of Promethean Asset Management L.L.C. (Promethean), as collateral agent and secured party for Leonardo's benefit. On March 16, 2009, Promethean assigned its rights under the Guaranty to co-plaintiff Silver Oak, as successor to Promethean.

On January 12, 2009 and January 20, 2009, Leonardo sought to exercise its right to convert unpaid principal and interest on the Note into common stock. CVBT refused to issue 1,581,164 shares of common stock in accordance with Leonardo's conversion notices, which constitutes a "Conversion Failure" pursuant to Paragraph (3) (c) (v) (B) of the Note and a "Triggering Event" pursuant to Paragraph 4 (b) (v) of the Note.

Based on the occurrence of the Triggering Event, on February 23, 2009, Leonardo demanded (Redemption Notice), pursuant to the terms of the Note, that CVBT redeem $1,405,980 of the principal balance of the Note (representing all but $1,000 of the principal balance). The redemption price equaled $1,687,176 (120% of the principal to be redeemed) plus $17,498.67 in interest (due at that time) with respect to such principal for a total redemption amount of $1,704,674.67. CVBT's refusal to honor the Redemption Notice constitutes a Triggering Event because it is a breach of the Note, and it renders all amounts due under the Note immediately due and payable.

Plaintiffs allege further that, on March 19, 2009, Silver Oak, on its own behalf and as

---

[1] Plaintiffs allegations are set forth in the affidavit of Gary I . Wolf, Managing Director at Angelo, Gordon & Co., L.P., which he describes as an "affiliate" of Leonardo.

collateral agent for Leonardo, made demand for payment to Montano under the Guaranty, but the payment demand was ignored. Due to CVBT's breach, Montano is obligated to pay all amounts due pursuant to the Guaranty, including principal, accrued interest, and costs incurred in connection with enforcing the Note and Guaranty.

On March 20, 2009, CVBT admitted in a public filing with the Securities and Exchange Commission that, as of March 20, 2009, a principal balance of $1,404,800 plus interest remains outstanding with Leonardo on the Note, and that this amount will not be paid, which constitutes a default on the Note. According to Leonardo's records and Wolf's calculations, as of March 30, 2009, the principal amount due Leonardo under the Note is $1,406,980, plus interest of $28,860.92, exclusive of costs and attorney's fees incurred in enforcing the Note and Guaranty.

For purposes of this motion, Leonardo has agreed to forego the $2,180 difference between CVBT's $1,404,800 principal balance calculation and the $1,406,980 principal balance calculation. Thus, Leonardo seeks $1,433,660.92, exclusive of costs and attorney's fees incurred in enforcing the Note and Guaranty.

Defendants argue that they have procedural and substantive defenses. Procedurally, they argue that plaintiffs are not suing on an instrument for the payment of money only within the context of CPLR 3213. Substantively, defendants claim that the reason that they did not agree to convert is because the stock was manipulated so that they would get more stock than that to which they are entitled. Allegedly, plaintiffs artificially depressed the price of the stock in conjunction with the conversion. Plaintiffs argue that this assertion represents speculation and conjecture, unsupported by any facts.

Defendants also claim that the Redemption Notice is invalid, because it sought to collect

an unenforceable penalty of approximately 25 to 30 %, and that the debt was extinguished through an accord and satisfaction.

Discussion

The presence of the right to convert the notes into common stock does not materially alter the nature of the instruments, and they remain instruments for the payment of money only (*Kornfeld v NRX Technologies*, 93 AD2d 772 [1st Dept 1983], *affd* 62 NY2d 686 [1984]). Nevertheless, evidence in support of the motion as to the transaction at issue is provided by Wolf, who states that he is the Managing Director at Angelo, Gordon & Co., L.P., which he describes as an "affiliate" of Leonardo, but does not explain how the companies are affiliated, and, therefore, he has not established the basis for his assertions. Assuming the validity of the assertions for purposes of this motion, however, the defenses raised (validity of the redemption notice, accord and satisfaction, manipulation in the transaction at issue) preclude summary judgment in lieu of complaint (*Ross Bicycles, Inc. v Citibank, N.A.*, 161 AD2d 473 [1st Dept 1990]).

As for accord and satisfaction, Montano states that, to resolve the impasse with plaintiffs (having "made it clear" that he would not convert shares at $.1188), he sought a method of taking care of Leonardo's desire of obtaining CVBT stock, as well as retiring the remaining amount on the Note. Thus, on January 28, 2009, he caused the transfer agent to deliver two million shares of CVBT stock to Leonardo, with an adjusted closing price of $.53 per share, and a market value of $1,060,000, which tender was accepted by Leonardo. Subsequently, on February 6, 2009, he caused the transfer of an additional two million shares, at $.48 per share, with a market value of $960,000. Defendants contend that Leonardo could have, but did not,

reject those tenders, and, as a result, the transfers extinguished any debt. Defendants claim further that, as of January 20, 2009, the total principal outstanding on the Note was approximately $1,880,000, and that, by delivering four million shares, worth slightly more than $2 million, CVBT has met any obligation that it may have had to Leonardo at that time.

As a general rule, the acceptance of payment in full settlement of a disputed, liquidated claim, without any reservation of rights, operates as an accord and satisfaction discharging the debt (*Nationwide Registry & Sec. v B&R Consultants*, 4 AD3d 298 [1st Dept 2004]). The record does not contain controverting evidence conclusively disposing of this defense, and the record suggests that there may be facts within the possession of defendants relevant to this defense thereby making summary judgment at this stage not warranted (*see Chase Manhattan Bank, N.A. v Cannon*, 81 AD2d 558 [1st Dept 1981]).

The same is true for the allegations as to the sought-after stock conversion. According to Montano's affidavit, during the period between October 2008 and mid-January 2009, a period prior to Leonardo's attempt to convert a portion of the amount outstanding on its Note to stock, he became aware of numerous suspicious security transactions occurring regarding CVBT's share trading and price quotation. Montano's affidavit provides specific examples of the alleged suspicious trading, and he supports those allegations with a "Yahoo Finance" spreadsheet showing the price movement and trading volume for the period at issue.

Moreover, defendants have asserted their defense in an 8-K filing dated March 23, 2009 stating:

> "[T]he Company decided not to issue 1,581,164 shares of common stock upon conversion of the Note by Leonardo pursuant to Leonardo's January 20, 2009 conversion notice because the Company believes that Leonardo's trading practices with Company common stock previously received through conversions

> of the Note have resulted in the continual decline of the Company's stock price in the market which decline is without relation to the overall poor market conditions prevalent over the past few months. The Company was unable to work out a mutually satisfactory trading plan with Leonardo and, thus, in order to protect the value of its stock for all of its shareholders, the Company declined to honor Leonardo's conversion notice after which Leonard issued a redemption notice dated February 23, 2009 as more fully explained in that Form 8-K."

Montano also states that he spoke directly with Wolf about Leonardo's trading activities, but that Wolf "refused to address the issue and flatly refused to provide any information." Thus, he claims, he could not comply with his fiduciary duty to CVBT by permitting suspected stock manipulation to occur to CVBT's detriment in the form of improper dilution of its equity. Taken as a whole, evidence in the record, lending some support to the allegations, entitles defendants to submit an answer and obtain some discovery on these issues (*cf. NBT Bancorp v Fleet/Norstar Fin. Group*, 87 NY2d 614 [1996] [no triable issue regarding manipulation of the stock's value because the stock was sold in two arm's-length, fully-disclosed transactions in the open market for the highest price offered, and the transaction had no negative effect on the stock price, and the company was fully aware of the sales]).

Conclusion

Accordingly, it is

ORDERED that the motion for summary judgment in lieu of complaint is denied; and it is further

ORDERED that plaintiffs shall serve a formal complaint upon defendants' attorney within 20 days of service on plaintiffs' counsel of a copy of this order with notice of entry and defendants shall move against or serve an answer to the complaint within 20 days after service of

the complaint.

Dated: November 23, 2009

FILED
Nov 27 2009
NEW YORK
COUNTY CLERK'S OFFICE

ENTER:

J.S.C.

HON. RICHARD B. LOWE, III